Exhibit 99.1
Esperion Announces the Appointment of J. Martin Carroll to its Board of Directors

ANN ARBOR, Mich., June 01, 2022 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR) today announced the appointment of J. Martin Carroll as Chairperson of Esperion’s Board of Directors. Mr. Carroll will serve as a Class I director with a term expiring at the 2023 annual meeting of stockholders.

"On behalf of the Esperion team and our directors, I am excited to welcome Marty as Chairperson of the Esperion Board. With his significant experience, Marty will provide additional leadership and strategic guidance to our Board as we continue to commercialize our medicines and advance our pipeline,” said Sheldon Koenig, president and chief executive officer of Esperion. “Marty’s expertise will be critical as we prepare for the readout of our landmark CLEAR Outcomes trial in the first quarter of 2023.”

"I am excited to join Esperion at this pivotal time in the company’s history with the upcoming readout of the CLEAR Outcomes study topline results, and continued development of their pipeline programs,” said Mr. Carroll. “I look forward to supporting the organization in positioning Esperion as a cardiovascular biotech leader.”

Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. He joined the organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Co., Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force where he attained the rank of Captain. He has served as a director of Catalent Pharma Solutions since July 2015, and in October 2021, was elected as Lead Director. Mr. Carroll served as a director of Inotek Pharmaceuticals Corporation from March 2016 until January 2018, including serving as Chairman of Inotek from June 2016 until January 2018. In addition, Mr. Carroll has served on a number of Board of Directors beginning with Accredo Health in 2004.

Esperion Therapeutics
Esperion works hard to make our medicines easy to get, easy to take and easy to have. We discover, develop, and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. Esperion commercializes NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) Tablets and is the leader in the development of convenient oral, once-daily non-statin LDL-cholesterol lowering drugs for patients with high levels of bad cholesterol. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, future operations, commercial products, clinical development, plans for potential future product candidates, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking

Exhibit 99.1
statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the impact of the ongoing COVID-19 pandemic on our business, revenues, results of operations and financial condition, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:
Esperion Corporate Communications
corporateteam@esperion.com